FOR IMMEDIATE RELEASE                                EXHIBIT 99.1

NATIONAL WESTERN LIFE INSURANCE COMPANY FILES SUPPLEMENT TO PROXY STATEMENT

AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS FOR PROPOSED HOLDING COMPANY TO CHANGE CERTAIN CORPORATE GOVERNANCE PROVISIONS

Austin, Texas (June 12, 2015) - National Western Life Insurance Company (Nasdaq: NWLI) (the “Company”) today announced the filing of a supplement to its proxy statement (the “Proxy Statement Supplement”) with the Securities and Exchange Commission (“SEC”) concerning certain amendments to the certificate of incorporation and bylaws of the proposed holding company in the proposed holding company reorganization that the Company’s shareholders are being asked to approve at the Annual Meeting of Shareholders to be held on June 19, 2015. If the reorganization is approved by shareholders, the current company will become a subsidiary of the newly created Delaware holding company (the “Holding Company”) and each share of Class A and Class B common stock of the current company will be converted into one share of Class A and Class B common stock of the Holding Company in a tax-free transaction.

After consideration, the Company has decided to make changes to certain corporate governance provisions that will be in place at the holding company, if the reorganization is approved by the Company’s shareholders. These changes will (i) permit the Holding Company’s bylaws to be amended by the affirmative vote of a majority of the holders of stock entitled to vote; (ii) provide that a special meeting of the stockholders may be called by the secretary of the proposed holding company upon the written request of record holder(s) of at least ten percent of the outstanding shares of the Holding Company’s common stock; and (iii) provide that the Holding Company will not be governed by Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), an anti-takeover provision of the DGCL.

Details regarding the proposed holding company reorganization along with further information regarding the above amendments, including revised versions of the Holding Company’s certificate of incorporation and bylaws, are available in the definitive proxy statement filed with the SEC on April 30, 2015, as amended by the Proxy Statement Supplement filed today with the SEC.

About National Western Life Insurance Company

Founded in 1956, National Western Life is a stock life insurance company offering a broad portfolio of individual universal life, whole life and term insurance plans, annuity products, and investment contracts meeting the financial needs of its customers in 49 states as well as residents of various countries in Central and South America, the Caribbean, Eastern Europe, Asia, and the Pacific Rim. The Company has approximately 264 employees and 21,470 contracted independent agents, brokers, and consultants, and at March 31, 2015, maintained total assets of $11.5 billion, stockholders' equity of $1.6 billion, and life insurance in force of $23.1 billion.

Additional Information

The Company and the Holding Company have filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed Delaware holding company reorganization. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ CAREFULLY THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT / PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DELAWARE HOLDING COMPANY REORGANIZATION. Investors may obtain a free copy of the proxy statement/prospectus and other filings containing information about the Company, the Holding Company and the proposed Reorganization from the SEC at the SEC’s website at www.sec.gov. In addition, copies of the proxy statement/prospectus and other filings containing information about the Company, the Holding Company and the proposed reorganization can be obtained without charge by directing a request to National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602, (telephone 512-836-1010) or accessing them on the Company’s corporate website at www.nationalwesternlife.com.

The Company, its directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the proposed holding company reorganization. In addition, the Company has engaged Morrow & Co., LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies.  Morrow & Co., LLC may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise.  The Company will pay Morrow & Co., LLC a fee, estimated to be approximately $5,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Additional information regarding the interests of potential participants in the proxy solicitation is included in the proxy statement/prospectus filed with the SEC in connection with the Annual Meeting of Shareholders of the Company.

This press release is being made pursuant to and in compliance with the Securities Act of 1933 and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities will be made solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.

Investor Relations Contact:
Brian M. Pribyl - Senior Vice President, Chief Financial Officer and Treasurer
(512) 836-1010
bpribyl@nationalwesternlife.com
www.nationalwesternlife.com